EXHIBIT 15

KPMG LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                              Telephone           305-358-2300
2 South Biscayne Boulevard                      Fax                 305-913-2692
Suite 2900
Miami, Florida  33131


The Board of Directors and Shareholders
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated April 20, 2000 related to our review of interim financial information:

     Form S-3:

         /bullet/ Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

         /bullet/ Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

         /bullet/ Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

         /bullet/ Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.


     Form S-8:

         /bullet/ Registration Statement No. 33-20608 covering the Ryder System
                  Employee Stock Purchase Plan.

         /bullet/ Registration Statement No. 33-4333 covering the Ryder Employee
                  Savings Plan.

         /bullet/ Registration Statement No. 1-4364 covering the Ryder System
                  Profit Incentive Stock Plan.

         /bullet/ Registration Statement No. 33-69660 covering the Ryder System,
                  Inc. 1980 Stock Incentive Plan.

         /bullet/ Registration Statement No. 33-37677 covering the Ryder System
                  UK Stock Purchase Scheme.

         /bullet/ Registration Statement No. 33-63990 covering the Ryder System,
                  Inc. Directors' Stock Plan.

         /bullet/ Registration Statement No. 33-58001 covering the Ryder System,
                  Inc. Employee Savings Plan A.

         /bullet/ Registration Statement No. 33-58003 covering the Ryder System,
                  Inc. Employee Savings Plan B.

         /bullet/ Registration Statement No. 33-61509 covering the Ryder System,
                  Inc. Stock for Merit Increase Replacement Plan.

         /bullet/ Registration Statement No. 33-62013 covering the Ryder System,
                  Inc. 1995 Stock Incentive Plan.

         /bullet/ Registration Statement No. 333-19515 covering the Ryder
                  System, Inc. 1997 Deferred Compensation Plan.

         /bullet/ Registration Statement No. 333-26653 covering the Ryder
                  System, Inc. Board of Directors Stock Award Plan.

         /bullet/ Registration Statement No. 333-57593 covering the Ryder
                  System, Inc. Stock Purchase Plan for Employees.

         /bullet/ Registration Statement No. 333-57595 covering the Ryder
                  System, Inc. 1995 Stock Incentive Plan.


Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.




/S/ KPMG LLP

Miami, Florida
May 9, 2000